CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series A	$69,000,000	$2,711.70

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement (To the Prospectus dated August 27, 2008, and the Prospectus Supplement dated August 27, 2008)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-145845
September 25, 2008

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: September 30, 2008

•	Initial valuation date: September 25, 2008

•	Final valuation date: March 25, 2009

•	Maturity date: March 30, 2009

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 3.23%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Amazon.com, Inc.	$72.08	PS-7	AMZN	$2,000,000	14.750%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-2633	06738QMT2/ US06738QMT21
American Express Company	$37.83	PS-9	AXP	$3,000,000	12.000%	70.0%	98.375%	$2,951,250	1.625%	$48,750	E-2634	06738QMU9/ US06738QMU93
Bank of America Corporation	$34.37	PS-11	BAC	$3,000,000	14.250%	60.0%	98.375%	$2,951,250	1.625%	$48,750	E-2635	06738QMV7/ US06738QMV76
Consol Energy Inc.	$51.25	PS-13	CNX	$3,000,000	19.750%	60.0%	98.375%	$2,951,250	1.625%	$48,750	E-2639	06738QMZ8/ US06738QMZ80
ConocoPhillips	$76.85	PS-15	COP	$3,500,000	11.750%	80.0%	98.375%	$3,443,125	1.625%	$56,875	E-2640	06738QNA2/ US06738QNA21
Deere & Company	$57.76	PS-17	DE	$3,500,000	12.250%	75.0%	98.375%	$3,443,125	1.625%	$56,875	E-2641	06738QNB0/ US06738QNB04
DryShips Inc.	$43.48	PS-19	DRYS	$2,000,000	19.750%	60.0%	98.375%	$1,967,500	1.625%	$32,500	E-2643	06738QND6/ US06738QND69
Frontier Oil Corporation	$21.67	PS-21	FTO	$2,000,000	17.250%	60.0%	98.375%	$1,967,500	1.625%	$32,500	E-2647	06738QNH7/ US06738QNH73
Garmin Ltd.	$36.50	PS-23	GRMN	$2,000,000	14.000%	60.0%	98.375%	$1,967,500	1.625%	$32,500	E-2650	06738QNL8/ US06738QNL85
The Goldman Sachs Group, Inc.	$135.50	PS-25	GS	$3,000,000	15.750%	75.0%	98.375%	$2,951,250	1.625%	$48,750	E-2651	06738QNM6/ US06738QNM68
The Goodyear Tire & Rubber Company	$16.34	PS-27	GT	$3,000,000	19.750%	65.0%	98.375%	$2,951,250	1.625%	$48,750	E-2652	06738QNN4/ US06738QNN42
Harley-Davidson, Inc.	$39.56	PS-29	HOG	$3,000,000	12.000%	70.0%	98.375%	$2,951,250	1.625%	$48,750	E-2653	06738QNP9/ US06738QNP99
Lowe’s Companies, Inc.	$23.88	PS-31	LOW	$3,500,000	10.750%	75.0%	98.375%	$3,443,125	1.625%	$56,875	E-2656	06738QNS3/ US06738QNS39
Monsanto Company	$109.24	PS-33	MON	$4,000,000	14.250%	70.0%	98.375%	$3,935,000	1.625%	$65,000	E-2657	06738QNT1/ US06738QNT12
Merck & Co., Inc.	$32.37	PS-35	MRK	$3,000,000	8.750%	80.0%	98.375%	$2,951,250	1.625%	$48,750	E-2658	06738QNU8/ US06738QNU84
Mylan Laboratories Inc.	$11.99	PS-37	MYL	$3,000,000	14.750%	65.0%	98.375%	$2,951,250	1.625%	$48,750	E-2660	06738QNW4/ US06738QNW41
Noble Corporation	$49.11	PS-39	NE	$3,000,000	11.750%	70.0%	98.375%	$2,951,250	1.625%	$48,750	E-2661	06738QNX2/ US06738QNX24
Nucor Corporation	$46.01	PS-41	NUE	$3,000,000	12.750%	65.0%	98.375%	$2,951,250	1.625%	$48,750	E-2662	06738QNY0/ US06738QNY07
Southern Copper Corporation	$22.77	PS-43	PCU	$3,000,000	15.750%	65.0%	98.375%	$2,951,250	1.625%	$48,750	E-2665	06738QPB8/ US06738QPB85
Schering-Plough Corporation	$18.49	PS-45	SGP	$3,000,000	11.750%	75.0%	98.375%	$2,951,250	1.625%	$48,750	E-2667	06738QPD4/ US06738QPD42
Sunoco, Inc.	$40.63	PS-47	SUN	$3,500,000	12.850%	60.0%	98.375%	$3,443,125	1.625%	$56,875	E-2670	06738QPG7/ US06738QPG72
Valero Energy Corporation	$35.71	PS-49	VLO	$3,500,000	20.000%	70.0%	98.375%	$3,443,125	1.625%	$56,875	E-2673	06738QPK8/ US06738QPK84
XTO Energy Inc.	$51.72	PS-51	XTO	$3,500,000	13.000%	70.0%	98.375%	$3,443,125	1.625%	$56,875	E-2674	06738QPL6/ US06738QPL67

*	Annualized Rate

See “Risk Factors” in this pricing supplement and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated August 27, 2008:

http://www.sec.gov/Archives/edgar/data/312070/000119312508185504/d424b3.htm

Prospectus Supplement dated August 27, 2008:

http://www.sec.gov/Archives/edgar/data/312070/000119312508185517/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc., (the “Company”), opened its virtual doors on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. It seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer customers the lowest possible prices. The Company also generates revenue through co-branded credit card agreements and other marketing and promotional services, such as online advertising. Additionally, the Company provides services for third-party retailers, marketing and promotional services, and web services for developers. The Company was incorporated in 1994 in the state of Washington and reincorporated in 1996 in the state of Delaware.

The linked share’s SEC file number is 000-22513.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$17.93	$12.26	$15.93
December 31, 2002	$25.00	$16.01	$18.89
March 31, 2003	$28.04	$18.55	$26.03
June 30, 2003	$37.24	$24.13	$36.49
September 30, 2003	$51.30	$34.00	$48.36
December 31, 2003	$61.14	$47.00	$52.64
March 31, 2004	$57.82	$39.16	$43.28
June 30, 2004	$54.69	$40.57	$54.40
September 30, 2004	$54.04	$34.85	$40.86
December 31, 2004	$45.68	$33.00	$44.29
March 31, 2005	$45.44	$32.83	$34.27
June 30, 2005	$36.99	$30.61	$33.08
September 30, 2005	$46.97	$32.79	$45.30
December 30, 2005	$50.00	$38.72	$47.15
March 31, 2006	$48.56	$35.14	$36.51
June 30, 2006	$38.84	$31.52	$38.68
September 29, 2006	$38.62	$25.76	$32.12
December 29, 2006	$43.25	$30.59	$39.46
March 30, 2007	$42.00	$36.30	$39.79
June 29, 2007	$74.72	$39.55	$68.41
September 28, 2007	$94.25	$68.02	$93.15
December 31, 2007	$101.04	$76.50	$92.64
March 31, 2008	$97.43	$61.20	$71.30
June 30, 2008	$84.88	$70.65	$73.33
September 25, 2008	$72.75	$70.01	$72.08

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMZN

Initial price: $72.08

Protection level: 70.00%

Protection price: $50.46

Physical delivery amount: 13 ($1,000/Initial price)

Fractional shares: 0.873474

Coupon: 14.75% per annum

Maturity: March 30, 2009

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.29

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.375%		100.00%
+ 90%	7.375%		90.00%
+ 80%	7.375%		80.00%
+ 70%	7.375%		70.00%
+ 60%	7.375%		60.00%
+ 50%	7.375%		50.00%
+ 40%	7.375%		40.00%
+ 30%	7.375%		30.00%
+ 20%	7.375%		20.00%
+ 10%	7.375%		10.00%
+ 5%	7.375%		5.00%

0%	7.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.375%	2.375%	-5.00%
- 10%	7.375%	-2.625%	-10.00%
- 20%	7.375%	-12.625%	-20.00%
- 30%	7.375%	-22.625%	-30.00%
- 40%	N/A	-32.625%	-40.00%
- 50%	N/A	-42.625%	-50.00%
- 60%	N/A	-52.625%	-60.00%
- 70%	N/A	-62.625%	-70.00%
- 80%	N/A	-72.625%	-80.00%
- 90%	N/A	-82.625%	-90.00%
- 100%	N/A	-92.625%	-100.00%

American Express Company

According to publicly available information, American Express Company (the “Company”) together with its consolidated subsidiaries, is a leading global payments, network and travel company that offers its products and services throughout the world. The Company was founded in 1850 as a joint stock association and was incorporated in 1965 as a New York corporation. The Company’s headquarters are located in New York, New York in lower Manhattan. The Company also has offices in other locations in North America, as well as throughout the world.

The linked share’s SEC file number is 001-07657.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$33.67	$23.56	$27.29
December 31, 2002	$34.87	$23.25	$30.94
March 31, 2003	$34.09	$27.05	$29.09
June 30, 2003	$39.24	$28.76	$36.60
September 30, 2003	$41.54	$35.92	$39.44
December 31, 2003	$42.97	$38.10	$42.22
March 31, 2004	$47.23	$41.52	$45.39
June 30, 2004	$46.22	$41.43	$44.98
September 30, 2004	$45.30	$41.75	$45.05
December 31, 2004	$49.94	$44.53	$49.34
March 31, 2005	$50.77	$43.78	$44.97
June 30, 2005	$48.41	$43.34	$46.59
September 30, 2005	$52.06	$45.78	$50.28
December 30, 2005	$53.05	$46.60	$51.46
March 31, 2006	$55.00	$51.05	$52.55
June 30, 2006	$54.90	$50.92	$53.22
September 29, 2006	$56.19	$49.75	$56.08
December 29, 2006	$62.50	$55.00	$60.67
March 30, 2007	$61.00	$53.91	$56.40
June 29, 2007	$65.24	$55.34	$61.18
September 28, 2007	$65.89	$55.50	$59.37
December 31, 2007	$63.63	$50.37	$52.02
March 31, 2008	$52.32	$39.50	$43.72
June 30, 2008	$52.63	$37.61	$37.67
September 25, 2008	$39.35	$37.43	$37.83

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AXP

Initial price: $37.83

Protection level: 70.00%

Protection price: $26.48

Physical delivery amount: 26 ($1,000/Initial price)

Fractional shares: 0.434047

Coupon: 12.00% per annum

Maturity: March 30, 2009

Dividend yield: 1.82% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.91%
+ 90%	6.00%		90.91%
+ 80%	6.00%		80.91%
+ 70%	6.00%		70.91%
+ 60%	6.00%		60.91%
+ 50%	6.00%		50.91%
+ 40%	6.00%		40.91%
+ 30%	6.00%		30.91%
+ 20%	6.00%		20.91%
+ 10%	6.00%		10.91%
+ 5%	6.00%		5.91%

0%	6.00%		0.91%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-4.09%
- 10%	6.00%	-4.00%	-9.09%
- 20%	6.00%	-14.00%	-19.09%
- 30%	6.00%	-24.00%	-29.09%
- 40%	N/A	-34.00%	-39.09%
- 50%	N/A	-44.00%	-49.09%
- 60%	N/A	-54.00%	-59.09%
- 70%	N/A	-64.00%	-69.09%
- 80%	N/A	-74.00%	-79.09%
- 90%	N/A	-84.00%	-89.09%
- 100%	N/A	-94.00%	-99.09%

Bank of America Corporation

According to publicly available information, Bank of America Corporation (“the Company”) is a Delaware corporation, a bank holding company and a financial holding company under the Gramm-Leach-Bliley Act. The Company was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. The Company’s principal executive offices are located in the Bank of America Corporate Center, Charlotte, North Carolina 28255.

The Company provides a diversified range of banking and nonbanking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth and Investment Management. The Company currently operates in 32 states, the District of Columbia and more than 30 different countries. In the United States, it serves more than 59 million consumer and small business relationships with more than 6,100 retail banking offices, more than 18,500 ATMs and more than 24 million active on-line users.

On October 1, 2007, the Corporation completed the acquisition of ABN AMRO North America Holding Company, parent of LaSalle Bank Corporation. On July 1, 2007, the Corporation completed the acquisition of U.S. Trust Corporation.

The linked share’s SEC file number is 001-06523.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$36.35	$27.59	$31.90
December 31, 2002	$36.00	$26.98	$34.79
March 31, 2003	$36.25	$32.13	$33.42
June 30, 2003	$40.00	$33.60	$39.52
September 30, 2003	$42.45	$37.29	$39.02
December 31, 2003	$41.38	$36.25	$40.22
March 31, 2004	$41.50	$38.81	$40.49
June 30, 2004	$42.83	$38.52	$42.31
September 30, 2004	$44.99	$41.77	$43.33
December 31, 2004	$47.47	$42.94	$46.99
March 31, 2005	$47.20	$43.43	$44.10
June 30, 2005	$47.42	$43.47	$45.61
September 30, 2005	$46.05	$41.14	$42.10
December 30, 2005	$47.25	$41.38	$46.15
March 31, 2006	$47.20	$42.98	$45.54
June 30, 2006	$50.50	$45.26	$48.10
September 29, 2006	$54.00	$47.59	$53.57
December 29, 2006	$55.08	$51.32	$53.39
March 30, 2007	$54.21	$48.36	$51.02
June 29, 2007	$52.20	$48.55	$48.89
September 28, 2007	$52.77	$46.52	$50.27
December 31, 2007	$52.95	$40.61	$41.26
March 31, 2008	$45.08	$33.25	$37.91
June 30, 2008	$41.37	$23.65	$23.87
September 25, 2008	$35.50	$33.52	$34.37

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BAC

Initial price: $34.37

Protection level: 60.00%

Protection price: $20.62

Physical delivery amount: 29 ($1,000/Initial price)

Fractional shares: 0.095141

Coupon: 14.25% per annum

Maturity: March 30, 2009

Dividend yield: 7.45% per annum

Coupon amount per monthly: $11.88

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.125%		103.73%
+ 90%	7.125%		93.73%
+ 80%	7.125%		83.73%
+ 70%	7.125%		73.73%
+ 60%	7.125%		63.73%
+ 50%	7.125%		53.73%
+ 40%	7.125%		43.73%
+ 30%	7.125%		33.73%
+ 20%	7.125%		23.73%
+ 10%	7.125%		13.73%
+ 5%	7.125%		8.73%

0%	7.125%		3.73%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.125%	2.125%	-1.27%
- 10%	7.125%	-2.875%	-6.27%
- 20%	7.125%	-12.875%	-16.27%
- 30%	7.125%	-22.875%	-26.27%
- 40%	7.125%	-32.875%	-36.27%
- 50%	N/A	-42.875%	-46.27%
- 60%	N/A	-52.875%	-56.27%
- 70%	N/A	-62.875%	-66.27%
- 80%	N/A	-72.875%	-76.27%
- 90%	N/A	-82.875%	-86.27%
- 100%	N/A	-92.875%	-96.27%

Consol Energy Inc.

According to publicly available sources, Consol Energy Inc. (“the Company”) is a multi-fuel energy producer and energy services provider primarily serving the electric power generation industry in the United States. That industry generates approximately two-thirds of its output by burning coal or gas, the two fuels the Company produces. During the year ended December 31, 2007, the Company produced high-Btu bituminous coal from 17 mining complexes in the United States, including a fully consolidated, 49% owned, variable interest entity, and a 49% equity affiliate. The Company is the majority shareholder (81.5%) of CNX Gas Corporation. CNX Gas produces pipeline-quality coalbed methane gas from the Company’s coal properties in Pennsylvania, Virginia and West Virginia and oil and gas from properties in Tennessee and Virginia.

The linked share’s SEC file number is 001-14901.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$10.77	$4.91	$6.33
December 31, 2002	$8.95	$5.33	$8.64
March 31, 2003	$9.01	$7.28	$8.27
June 30, 2003	$12.31	$7.83	$11.37
September 30, 2003	$11.48	$9.09	$9.29
December 31, 2003	$13.40	$9.34	$12.95
March 31, 2004	$14.25	$10.12	$13.40
June 30, 2004	$18.37	$12.43	$18.00
September 30, 2004	$19.63	$14.92	$17.45
December 31, 2004	$21.95	$16.06	$20.53
March 31, 2005	$24.63	$18.58	$23.51
June 30, 2005	$27.50	$20.78	$26.79
September 30, 2005	$38.73	$26.90	$38.14
December 30, 2005	$39.87	$26.81	$32.59
March 31, 2006	$37.67	$30.00	$37.08
June 30, 2006	$49.09	$35.12	$46.72
September 29, 2006	$48.90	$28.10	$31.73
December 29, 2006	$38.71	$28.69	$32.13
March 30, 2007	$39.65	$29.15	$39.13
June 29, 2007	$49.85	$38.89	$46.11
September 28, 2007	$50.21	$34.37	$46.60
December 31, 2007	$74.18	$45.04	$71.52
March 31, 2008	$84.18	$53.66	$69.19
June 30, 2008	$119.10	$67.33	$112.37
September 25, 2008	$53.57	$50.27	$51.25

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CNX

Initial price: $51.25

Protection level: 60.00%

Protection price: $30.75

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.512195

Coupon: 19.75% per annum

Maturity: March 30, 2009

Dividend yield: 0.78% per annum

Coupon amount per monthly: $16.46

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.875%		100.39%
+ 90%	9.875%		90.39%
+ 80%	9.875%		80.39%
+ 70%	9.875%		70.39%
+ 60%	9.875%		60.39%
+ 50%	9.875%		50.39%
+ 40%	9.875%		40.39%
+ 30%	9.875%		30.39%
+ 20%	9.875%		20.39%
+ 10%	9.875%		10.39%
+ 5%	9.875%		5.39%

0%	9.875%		0.39%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.875%	4.875%	-4.61%
- 10%	9.875%	-0.125%	-9.61%
- 20%	9.875%	-10.125%	-19.61%
- 30%	9.875%	-20.125%	-29.61%
- 40%	9.875%	-30.125%	-39.61%
- 50%	N/A	-40.125%	-49.61%
- 60%	N/A	-50.125%	-59.61%
- 70%	N/A	-60.125%	-69.61%
- 80%	N/A	-70.125%	-79.61%
- 90%	N/A	-80.125%	-89.61%
- 100%	N/A	-90.125%	-99.61%

ConocoPhillips

According to publicly available information, ConocoPhillips (the “Company”) is an international, integrated energy company. The Company’s business is organized into six operating segments: (1) Exploration and Production, which primarily explores for, produces, transports and markets crude oil, natural gas, and natural gas liquids on a worldwide basis; (2) Midstream, which gathers, processes and markets natural gas produced by the Company and others, and fractionates and markets natural gas liquids, primarily in the United States and Trinidad; (3) Refining and Marketing, which purchases, refines, markets and transports crude oil and petroleum products, mainly in the United States, Europe and Asia; (4) LUKOIL Investment, which consists of the Company’s equity investment in the ordinary shares of OAO LUKOIL (LUKOIL), an international, integrated oil and gas company headquartered in Russia; (5) Chemicals, which manufactures and markets petrochemicals and plastics on a worldwide basis; and (6) Emerging Businesses, which includes the Company's investment in new technologies or businesses outside the Company’s normal scope of operations.

The linked share’s SEC file number is 001-32395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$29.61	$22.38	$23.12
December 31, 2002	$25.38	$22.03	$24.20
March 31, 2003	$26.93	$22.57	$26.80
June 30, 2003	$27.98	$24.84	$27.40
September 30, 2003	$28.58	$25.72	$27.38
December 31, 2003	$33.02	$27.37	$32.79
March 31, 2004	$35.75	$32.15	$34.91
June 30, 2004	$39.50	$34.29	$38.15
September 30, 2004	$41.68	$35.64	$41.43
December 31, 2004	$45.61	$40.75	$43.42
March 31, 2005	$56.99	$41.40	$53.92
June 30, 2005	$61.35	$47.55	$57.49
September 30, 2005	$71.48	$58.05	$69.91
December 30, 2005	$70.60	$57.06	$58.18
March 31, 2006	$66.24	$58.01	$63.15
June 30, 2006	$72.50	$57.66	$65.53
September 29, 2006	$70.75	$56.55	$59.53
December 29, 2006	$74.89	$54.90	$71.95
March 30, 2007	$71.20	$61.59	$68.35
June 29, 2007	$81.40	$66.63	$78.50
September 28, 2007	$90.84	$73.83	$87.77
December 31, 2007	$89.89	$74.18	$88.30
March 31, 2008	$89.71	$67.85	$76.21
June 30, 2008	$95.96	$75.54	$94.39
September 25, 2008	$77.80	$75.01	$76.85

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COP

Initial price: $76.85

Protection level: 80.00%

Protection price: $61.48

Physical delivery amount: 13 ($1,000/Initial price)

Fractional shares: 0.012362

Coupon: 11.75% per annum

Maturity: March 30, 2009

Dividend yield: 2.37% per annum

Coupon amount per monthly: $9.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.875%		101.19%
+ 90%	5.875%		91.19%
+ 80%	5.875%		81.19%
+ 70%	5.875%		71.19%
+ 60%	5.875%		61.19%
+ 50%	5.875%		51.19%
+ 40%	5.875%		41.19%
+ 30%	5.875%		31.19%
+ 20%	5.875%		21.19%
+ 10%	5.875%		11.19%
+ 5%	5.875%		6.19%

0%	5.875%		1.19%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-3.81%
- 10%	5.875%	-4.125%	-8.81%
- 20%	5.875%	-14.125%	-18.81%
- 30%	N/A	-24.125%	-28.81%
- 40%	N/A	-34.125%	-38.81%
- 50%	N/A	-44.125%	-48.81%
- 60%	N/A	-54.125%	-58.81%
- 70%	N/A	-64.125%	-68.81%
- 80%	N/A	-74.125%	-78.81%
- 90%	N/A	-84.125%	-88.81%
- 100%	N/A	-94.125%	-98.81%

Deere & Company

According to publicly available information, Deere & Company (the “Company”) has operations which are categorized into four major business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts—including tractors; combine, cotton and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology; and precision agricultural irrigation equipment. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses—including tractors for lawn, garden, commercial and utility purposes; mowing equipment, including walk-behind mowers; golf course equipment; utility vehicles; landscape nursery products; irrigation equipment; and other outdoor power products. The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments. The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The linked share’s SEC file number is 1-1421.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$24.59	$18.75	$22.73
December 31, 2002	$25.80	$20.86	$22.93
March 31, 2003	$23.80	$18.78	$19.63
June 30, 2003	$24.35	$19.41	$22.85
September 30, 2003	$29.28	$22.12	$26.66
December 31, 2003	$33.71	$27.06	$32.53
March 31, 2004	$34.98	$30.00	$34.66
June 30, 2004	$37.47	$31.00	$35.07
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 28, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
March 31, 2008	$94.71	$71.65	$80.44
June 30, 2008	$94.88	$70.18	$72.13
September 25, 2008	$59.58	$57.50	$57.76

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $57.76

Protection level: 75.00%

Protection price: $43.32

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.313019

Coupon: 12.25% per annum

Maturity: March 30, 2009

Dividend yield: 1.84% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.92%
+ 90%	6.125%		90.92%
+ 80%	6.125%		80.92%
+ 70%	6.125%		70.92%
+ 60%	6.125%		60.92%
+ 50%	6.125%		50.92%
+ 40%	6.125%		40.92%
+ 30%	6.125%		30.92%
+ 20%	6.125%		20.92%
+ 10%	6.125%		10.92%
+ 5%	6.125%		5.92%

0%	6.125%		0.92%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-4.08%
- 10%	6.125%	-3.875%	-9.08%
- 20%	6.125%	-13.875%	-19.08%
- 30%	N/A	-23.875%	-29.08%
- 40%	N/A	-33.875%	-39.08%
- 50%	N/A	-43.875%	-49.08%
- 60%	N/A	-53.875%	-59.08%
- 70%	N/A	-63.875%	-69.08%
- 80%	N/A	-73.875%	-79.08%
- 90%	N/A	-83.875%	-89.08%
- 100%	N/A	-93.875%	-99.08%

DryShips Inc.

According to publicly available information, DryShips Inc. (the “Company”) currently owns and operates a fleet of thirty-eight vessels and eight newbuildings consisting of nine Capesize drybulk carriers including four newbuilding Capesize drybulk carriers, thirty-three Panamax drybulk carriers including two newbuilding Panamax drybulk carriers, two newbuilding Kamsarmax drybulk carriers, and two Supramax drybulk carriers. The Company’s fleet carries a variety of drybulk commodites including major bulks such as coal, iron ore, and grains, and minor bulks such as bauxite, phosphate, fertilizers and steel products. In addition to its owned fleet, the Company has also chartered-in a 2000 built Panamax drybulk carrier for a period of three years ending in December 2008. The average age of the vessels in the Company’s fleet is 8.8 years. The expected date of delivery of the eight newbuilding vessels are between the second quarter of 2008 and second quarter of 2010, respectively.

The Company is a Marshall Islands company that was formed in September 2004. The Company’s executive offices are located at Omega Building, 80 Kifissias Avenue, Amaroussioun GR 15125 Greece. The Company’s telephone number is 011-30-210-809-0570.

The linked share’s SEC file number is: 000-51141.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$23.90	$17.90	$19.49
June 30, 2005	$19.50	$15.40	$16.51
September 30, 2005	$17.48	$13.80	$17.23
December 30, 2005	$17.30	$11.81	$12.22
March 31, 2006	$13.84	$9.90	$10.58
June 30, 2006	$11.25	$8.50	$10.79
September 29, 2006	$14.89	$10.28	$13.40
December 29, 2006	$18.06	$12.63	$18.01
March 30, 2007	$23.67	$16.85	$22.53
June 29, 2007	$44.75	$22.66	$43.38
September 28, 2007	$93.35	$43.51	$90.85
December 31, 2007	$131.34	$69.63	$77.40
March 31, 2008	$88.49	$48.24	$59.91
June 30, 2008	$116.43	$58.65	$80.18
September 25, 2008	$44.97	$41.35	$43.48

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DRYS

Initial price: $43.48

Protection level: 60.00%

Protection price: $26.09

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.999080

Coupon: 19.75% per annum

Maturity: March 30, 2009

Dividend yield: 1.84% per annum

Coupon amount per monthly: $16.46

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.875%		100.92%
+ 90%	9.875%		90.92%
+ 80%	9.875%		80.92%
+ 70%	9.875%		70.92%
+ 60%	9.875%		60.92%
+ 50%	9.875%		50.92%
+ 40%	9.875%		40.92%
+ 30%	9.875%		30.92%
+ 20%	9.875%		20.92%
+ 10%	9.875%		10.92%
+ 5%	9.875%		5.92%

0%	9.875%		0.92%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.875%	4.875%	-4.08%
- 10%	9.875%	-0.125%	-9.08%
- 20%	9.875%	-10.125%	-19.08%
- 30%	9.875%	-20.125%	-29.08%
- 40%	9.875%	-30.125%	-39.08%
- 50%	N/A	-40.125%	-49.08%
- 60%	N/A	-50.125%	-59.08%
- 70%	N/A	-60.125%	-69.08%
- 80%	N/A	-70.125%	-79.08%
- 90%	N/A	-80.125%	-89.08%
- 100%	N/A	-90.125%	-99.08%

Frontier Oil Corporation

According to publicly available information, Frontier Oil Corporation (the “Company”) is an independent energy company engaged in crude oil refining and the wholesale marketing of refined petroleum products. The Company operates refineries in Cheyenne, Wyoming and El Dorado, Kansas with a total annual average crude oil capacity of approximately 162,000 barrels per day. In February 2007, the Company acquired Ethanol Management Company (“EMC”) for approximately $3.1 million cash. EMC’s primary assets are a 25,000 bpd products terminal and blending facility located near Denver, Colorado.

The linked share’s SEC file number is 001-07627.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$4.38	$2.87	$3.10
December 31, 2002	$4.40	$2.67	$4.31
March 31, 2003	$4.56	$3.50	$4.28
June 30, 2003	$4.54	$3.77	$3.80
September 30, 2003	$4.04	$3.48	$3.68
December 31, 2003	$4.45	$3.70	$4.31
March 31, 2004	$4.96	$4.02	$4.85
June 30, 2004	$5.30	$4.25	$5.30
September 30, 2004	$5.93	$4.56	$5.90
December 31, 2004	$6.73	$5.56	$6.67
March 31, 2005	$9.23	$5.98	$9.07
June 30, 2005	$14.91	$9.23	$14.68
September 30, 2005	$23.04	$13.42	$22.18
December 30, 2005	$22.94	$15.78	$18.77
March 31, 2006	$30.53	$19.02	$29.68
June 30, 2006	$32.95	$23.75	$32.40
September 29, 2006	$37.60	$24.33	$26.58
December 29, 2006	$32.99	$24.01	$28.74
March 30, 2007	$33.75	$25.47	$32.64
June 29, 2007	$45.75	$31.96	$43.77
September 28, 2007	$49.10	$31.61	$41.64
December 31, 2007	$49.11	$39.54	$40.58
March 31, 2008	$41.00	$25.23	$27.26
June 30, 2008	$32.99	$23.03	$23.91
September 25, 2008	$21.90	$20.15	$21.67

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FTO

Initial price: $21.67

Protection level: 60.00%

Protection price: $13.00

Physical delivery amount: 46 ($1,000/Initial price)

Fractional shares: 0.146747

Coupon: 17.25% per annum

Maturity: March 30, 2009

Dividend yield: 1.25% per annum

Coupon amount per monthly: $14.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.625%		100.63%
+ 90%	8.625%		90.63%
+ 80%	8.625%		80.63%
+ 70%	8.625%		70.63%
+ 60%	8.625%		60.63%
+ 50%	8.625%		50.63%
+ 40%	8.625%		40.63%
+ 30%	8.625%		30.63%
+ 20%	8.625%		20.63%
+ 10%	8.625%		10.63%
+ 5%	8.625%		5.63%

0%	8.625%		0.63%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.625%	3.625%	-4.37%
- 10%	8.625%	-1.375%	-9.37%
- 20%	8.625%	-11.375%	-19.37%
- 30%	8.625%	-21.375%	-29.37%
- 40%	8.625%	-31.375%	-39.37%
- 50%	N/A	-41.375%	-49.37%
- 60%	N/A	-51.375%	-59.37%
- 70%	N/A	-61.375%	-69.37%
- 80%	N/A	-71.375%	-79.37%
- 90%	N/A	-81.375%	-89.37%
- 100%	N/A	-91.375%	-99.37%

Garmin Ltd.

According to publicly available information, Garmin Ltd. (the “Company”) is a leading, worldwide provider of navigation, communications and information devices, most of which are enabled by Global Positioning System (“GPS”) technology. The Company designs, develops, manufactures and markets a diverse family of hand-held, portable and fixed-mount GPS-enabled products and other navigation, communications and information products for the automotive/mobile, outdoor/fitness, marine, and general aviation markets.

Since the inception of its business, the Company has delivered over 19 million products, which includes the delivery of over 5.4 million products during 2006. The Company’s target markets are currently broken down into four main segments - automotive/mobile, outdoor/fitness, marine and aviation.

The linked share’s SEC file number is: 0-31983.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$11.07	$9.03	$9.28
December 31, 2002	$15.17	$8.85	$14.65
March 31, 2003	$18.60	$13.68	$17.90
June 30, 2003	$25.85	$17.44	$19.94
September 30, 2003	$23.75	$17.85	$20.94
December 31, 2003	$28.92	$20.49	$27.24
March 31, 2004	$29.73	$19.86	$21.36
June 30, 2004	$22.00	$14.04	$18.52
September 30, 2004	$21.96	$15.76	$21.63
December 31, 2004	$31.04	$21.55	$30.42
March 31, 2005	$30.72	$21.77	$23.16
June 30, 2005	$23.63	$19.53	$21.38
September 30, 2005	$34.04	$21.50	$33.92
December 30, 2005	$35.34	$27.00	$33.18
March 31, 2006	$42.39	$29.75	$39.72
June 30, 2006	$54.75	$39.97	$52.72
September 29, 2006	$54.10	$41.20	$48.78
December 29, 2006	$56.89	$44.53	$55.66
March 30, 2007	$59.30	$48.46	$54.15
June 29, 2007	$75.23	$52.18	$73.97
September 28, 2007	$122.76	$73.58	$119.40
December 31, 2007	$125.68	$80.94	$97.00
March 31, 2008	$95.58	$52.76	$54.01
June 30, 2008	$56.94	$39.75	$42.84
September 25, 2008	$37.89	$36.14	$36.50

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GRMN

Initial price: $36.50

Protection level: 60.00%

Protection price: $21.90

Physical delivery amount: 27 ($1,000/Initial price)

Fractional shares: 0.397260

Coupon: 14.00% per annum

Maturity: March 30, 2009

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.00%
+ 90%	7.00%		90.00%
+ 80%	7.00%		80.00%
+ 70%	7.00%		70.00%
+ 60%	7.00%		60.00%
+ 50%	7.00%		50.00%
+ 40%	7.00%		40.00%
+ 30%	7.00%		30.00%
+ 20%	7.00%		20.00%
+ 10%	7.00%		10.00%
+ 5%	7.00%		5.00%

0%	7.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-5.00%
- 10%	7.00%	-3.00%	-10.00%
- 20%	7.00%	-13.00%	-20.00%
- 30%	7.00%	-23.00%	-30.00%
- 40%	7.00%	-33.00%	-40.00%
- 50%	N/A	-43.00%	-50.00%
- 60%	N/A	-53.00%	-60.00%
- 70%	N/A	-63.00%	-70.00%
- 80%	N/A	-73.00%	-80.00%
- 90%	N/A	-83.00%	-90.00%
- 100%	N/A	-93.00%	-100.00%

The Goldman Sachs Group, Inc.

According to publicly available information, The Goldman Sachs Group, Inc. (the “Company”) is a leading global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. The Company’s activities are divided into three segments: (i) Investment Banking, (ii) Trading and Principal Investments and (iii) Asset Management and Securities Services.

As of November 30, 2007, the Company operated offices in over 25 countries and 43% of its 30,522 employees were based outside the United States. In 2007, the Company derived 49% of its net revenues and 57% of its pre-tax earnings outside of the Americas.

The Company is the successor to a commercial paper business founded in 1869 by Marcus Goldman. On May 7, 1999, the Company converted from a partnership to a corporation and completed an initial public offering of its common stock.

The linked share’s SEC file number is 001-14965.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$81.97	$64.50	$66.03
December 31, 2002	$81.00	$58.57	$68.10
March 31, 2003	$75.75	$61.05	$68.08
June 30, 2003	$91.98	$68.06	$83.75
September 30, 2003	$93.74	$82.40	$83.90
December 31, 2003	$100.00	$84.30	$98.73
March 31, 2004	$109.29	$96.15	$104.35
June 30, 2004	$107.50	$87.70	$94.16
September 30, 2004	$94.96	$83.29	$93.24
December 31, 2004	$110.88	$90.74	$104.04
March 31, 2005	$113.93	$101.79	$109.99
June 30, 2005	$114.25	$94.77	$102.02
September 30, 2005	$121.70	$102.16	$121.58
December 30, 2005	$134.94	$110.35	$127.71
March 31, 2006	$159.62	$124.25	$156.96
June 30, 2006	$169.31	$136.90	$150.43
September 29, 2006	$171.15	$139.00	$169.17
December 29, 2006	$206.39	$168.51	$199.35
March 30, 2007	$222.75	$189.85	$206.63
June 29, 2007	$233.94	$203.29	$216.75
September 28, 2007	$225.76	$157.38	$216.74
December 31, 2007	$250.70	$197.10	$215.05
March 31, 2008	$215.05	$140.27	$165.39
June 30, 2008	$203.30	$161.22	$174.90
September 25, 2008	$137.99	$128.76	$135.50

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GS

Initial price: $135.50

Protection level: 75.00%

Protection price: $101.63

Physical delivery amount: 7 ($1,000/Initial price)

Fractional shares: 0.380074

Coupon: 15.75% per annum

Maturity: March 30, 2009

Dividend yield: 1.03% per annum

Coupon amount per monthly: $13.13

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.875%		100.52%
+ 90%	7.875%		90.52%
+ 80%	7.875%		80.52%
+ 70%	7.875%		70.52%
+ 60%	7.875%		60.52%
+ 50%	7.875%		50.52%
+ 40%	7.875%		40.52%
+ 30%	7.875%		30.52%
+ 20%	7.875%		20.52%
+ 10%	7.875%		10.52%
+ 5%	7.875%		5.52%

0%	7.875%		0.52%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.875%	2.875%	-4.48%
- 10%	7.875%	-2.125%	-9.48%
- 20%	7.875%	-12.125%	-19.48%
- 30%	N/A	-22.125%	-29.48%
- 40%	N/A	-32.125%	-39.48%
- 50%	N/A	-42.125%	-49.48%
- 60%	N/A	-52.125%	-59.48%
- 70%	N/A	-62.125%	-69.48%
- 80%	N/A	-72.125%	-79.48%
- 90%	N/A	-82.125%	-89.48%
- 100%	N/A	-92.125%	-99.48%

The Goodyear Tire & Rubber Company

According to publicly available information, The Goodyear Tire & Rubber Company (the “Company”) is an Ohio corporation organized in 1898. Its principal offices are located at 1144 East Market Street, Akron, Ohio 44316-0001. The Company’s 2007 net sales were approximately $20 billion and it had a net income in 2007 of $602 million, of which $139 million represents income from continuing operations. Together with its U.S. and international subsidiaries and joint ventures, the Company develops, manufactures, markets and distributes tires for most applications. It also manufactures and markets several lines of power transmission belts, hoses and other rubber products for the transportation industry and various industrial and chemical markets, and rubber-related chemicals for various applications. The Company is one of the world’s largest operators of commercial truck service and tire retreading centers. In addition, the Company operates more than 1,800 tire and auto service center outlets where it offers its products for retail sale and provides automotive repair and other services. The Company manufactures its products in 64 manufacturing facilities in 25 countries, including the United States, and it has marketing operations in almost every country around the world. The Company employs approximately 72,000 associates worldwide.

The linked share’s SEC file number is 001-01927.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$18.85	$8.03	$8.89
December 31, 2002	$9.90	$6.51	$6.81
March 31, 2003	$7.33	$3.45	$5.17
June 30, 2003	$7.35	$4.55	$5.25
September 30, 2003	$8.18	$4.84	$6.57
December 31, 2003	$7.94	$6.05	$7.86
March 31, 2004	$11.90	$7.06	$8.54
June 30, 2004	$10.40	$7.66	$9.09
September 30, 2004	$12.00	$9.09	$10.74
December 31, 2004	$15.01	$9.21	$14.66
March 31, 2005	$16.08	$13.11	$13.35
June 30, 2005	$15.45	$11.24	$14.90
September 30, 2005	$18.57	$14.65	$15.59
December 30, 2005	$18.18	$12.81	$17.38
March 31, 2006	$19.30	$12.78	$14.48
June 30, 2006	$15.42	$10.35	$11.10
September 29, 2006	$15.05	$9.76	$14.50
December 29, 2006	$21.35	$13.64	$20.99
March 30, 2007	$32.16	$21.40	$31.19
June 29, 2007	$36.59	$30.96	$34.76
September 28, 2007	$36.90	$23.83	$30.41
December 31, 2007	$31.36	$25.34	$28.22
March 31, 2008	$29.87	$22.36	$25.80
June 30, 2008	$30.10	$17.53	$17.83
September 25, 2008	$16.52	$15.94	$16.34

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GT

Initial price: $16.34

Protection level: 65.00%

Protection price: $10.62

Physical delivery amount: 61 ($1,000/Initial price)

Fractional shares: 0.199510

Coupon: 19.75% per annum

Maturity: March 30, 2009

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.46

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.875%		100.00%
+ 90%	9.875%		90.00%
+ 80%	9.875%		80.00%
+ 70%	9.875%		70.00%
+ 60%	9.875%		60.00%
+ 50%	9.875%		50.00%
+ 40%	9.875%		40.00%
+ 30%	9.875%		30.00%
+ 20%	9.875%		20.00%
+ 10%	9.875%		10.00%
+ 5%	9.875%		5.00%

0%	9.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.875%	4.875%	-5.00%
- 10%	9.875%	-0.125%	-10.00%
- 20%	9.875%	-10.125%	-20.00%
- 30%	9.875%	-20.125%	-30.00%
- 40%	N/A	-30.125%	-40.00%
- 50%	N/A	-40.125%	-50.00%
- 60%	N/A	-50.125%	-60.00%
- 70%	N/A	-60.125%	-70.00%
- 80%	N/A	-70.125%	-80.00%
- 90%	N/A	-80.125%	-90.00%
- 100%	N/A	-90.125%	-100.00%

Harley-Davidson, Inc.

Harley-Davidson, Inc. (the “Company”) was incorporated in 1981. The Company operates in two segments: the Motorcycles & Related Products segment and the Financial Services segment.

The Motorcycles & Related Products (Motorcycles) segment includes the group of companies doing business as Harley-Davidson Motor Company (Motor Company) and the group of companies doing business as Buell Motorcycle Company (BMC). The Motorcycles segment designs, manufactures and sells at wholesale primarily heavyweight (engine displacement of 651+cc) touring, custom and performance motorcycles as well as a complete line of motorcycle parts, accessories, clothing and collectibles. The Company, which is the only major American motorcycle manufacturer, has had the largest share of the United States heavyweight (651+cc) motorcycle market since 1986. During 2005, the Company’s market share, based on retail registrations of new Harley-Davidson motorcycles, was 48.7% in the United States (Data provided by the Motorcycle Industry Council).

The Financial Services (Financial Services) segment includes the group of companies doing business as Harley-Davidson Financial Services (HDFS). HDFS provides wholesale and retail financing and insurance programs primarily to Harley-Davidson and Buell dealers and their retail customers. HDFS conducts business in the United States, Canada and Europe.

The linked share’s SEC file number is 001-09183.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$53.05	$42.69	$46.45
December 31, 2002	$54.99	$45.08	$46.20
March 31, 2003	$49.65	$35.50	$39.71
June 30, 2003	$46.80	$37.25	$39.86
September 30, 2003	$50.25	$38.15	$48.20
December 31, 2003	$52.50	$44.57	$47.53
March 31, 2004	$54.40	$45.20	$53.34
June 30, 2004	$62.31	$52.31	$61.94
September 30, 2004	$63.75	$56.42	$59.44
December 31, 2004	$61.24	$55.01	$60.75
March 31, 2005	$62.49	$57.20	$57.76
June 30, 2005	$59.14	$45.14	$49.60
September 30, 2005	$54.23	$46.47	$48.44
December 30, 2005	$55.93	$44.40	$51.49
March 31, 2006	$54.88	$47.95	$51.88
June 30, 2006	$55.43	$47.86	$54.89
September 29, 2006	$65.76	$50.74	$62.75
December 29, 2006	$75.87	$62.19	$70.47
March 30, 2007	$74.03	$57.91	$58.75
June 29, 2007	$66.00	$58.75	$59.61
September 28, 2007	$63.38	$45.92	$46.21
December 31, 2007	$51.75	$44.37	$46.71
March 31, 2008	$46.61	$34.17	$37.50
June 30, 2008	$41.75	$34.20	$36.26
September 25, 2008	$40.19	$38.87	$39.56

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HOG

Initial price: $39.56

Protection level: 70.00%

Protection price: $27.69

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.278059

Coupon: 12.00% per annum

Maturity: March 30, 2009

Dividend yield: 3.11% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		101.56%
+ 90%	6.00%		91.56%
+ 80%	6.00%		81.56%
+ 70%	6.00%		71.56%
+ 60%	6.00%		61.56%
+ 50%	6.00%		51.56%
+ 40%	6.00%		41.56%
+ 30%	6.00%		31.56%
+ 20%	6.00%		21.56%
+ 10%	6.00%		11.56%
+ 5%	6.00%		6.56%

0%	6.00%		1.56%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-3.44%
- 10%	6.00%	-4.00%	-8.44%
- 20%	6.00%	-14.00%	-18.44%
- 30%	6.00%	-24.00%	-28.44%
- 40%	N/A	-34.00%	-38.44%
- 50%	N/A	-44.00%	-48.44%
- 60%	N/A	-54.00%	-58.44%
- 70%	N/A	-64.00%	-68.44%
- 80%	N/A	-74.00%	-78.44%
- 90%	N/A	-84.00%	-88.44%
- 100%	N/A	-94.00%	-98.44%

Lowe’s Companies, Inc.

According to publicly available information, Lowe’s Companies, Inc. (the “Company”) and its subsidiaries, is a Fortune 50 company and the world’s second largest home improvement retailer, with specific emphasis on retail do-it-yourself customers and do-it-for-me customers who utilize its installation services, and Commercial Business Customers. The Company offers a complete line of products and services for home decorating, maintenance, repair, remodeling, and property maintenance. As of February 1, 2008, the Company operated 1,534 stores in 50 states, with 174 million square feet of retail selling space.

The linked share’s SEC file number is: 1-7898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$23.22	$16.25	$20.70
December 31, 2002	$22.41	$18.25	$18.75
March 31, 2003	$21.34	$16.70	$20.41
June 30, 2003	$23.22	$19.15	$21.48
September 30, 2003	$27.95	$20.91	$25.95
December 31, 2003	$30.21	$26.00	$27.70
March 31, 2004	$29.33	$25.38	$28.07
June 30, 2004	$28.13	$24.06	$26.28
September 30, 2004	$27.50	$22.95	$27.18
December 31, 2004	$30.27	$26.95	$28.80
March 31, 2005	$29.99	$27.54	$28.55
June 30, 2005	$30.00	$25.36	$29.11
September 30, 2005	$34.46	$28.62	$32.20
December 30, 2005	$34.85	$28.92	$33.33
March 31, 2006	$34.82	$30.60	$32.22
June 30, 2006	$33.48	$29.58	$30.34
September 29, 2006	$30.85	$26.15	$28.06
December 29, 2006	$31.98	$27.85	$31.15
March 30, 2007	$35.74	$29.87	$31.49
June 29, 2007	$33.19	$30.35	$30.69
September 28, 2007	$32.53	$25.98	$28.02
December 31, 2007	$29.98	$21.76	$22.62
March 31, 2008	$26.87	$19.94	$22.94
June 30, 2008	$27.18	$20.52	$20.75
September 25, 2008	$24.17	$23.56	$23.88

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LOW

Initial price: $23.88

Protection level: 75.00%

Protection price: $17.91

Physical delivery amount: 41 ($1,000/Initial price)

Fractional shares: 0.876047

Coupon: 10.75% per annum

Maturity: March 30, 2009

Dividend yield: 1.36% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		100.68%
+ 90%	5.375%		90.68%
+ 80%	5.375%		80.68%
+ 70%	5.375%		70.68%
+ 60%	5.375%		60.68%
+ 50%	5.375%		50.68%
+ 40%	5.375%		40.68%
+ 30%	5.375%		30.68%
+ 20%	5.375%		20.68%
+ 10%	5.375%		10.68%
+ 5%	5.375%		5.68%

0%	5.375%		0.68%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.375%	-4.32%
- 10%	5.375%	-4.625%	-9.32%
- 20%	5.375%	-14.625%	-19.32%
- 30%	N/A	-24.625%	-29.32%
- 40%	N/A	-34.625%	-39.32%
- 50%	N/A	-44.625%	-49.32%
- 60%	N/A	-54.625%	-59.32%
- 70%	N/A	-64.625%	-69.32%
- 80%	N/A	-74.625%	-79.32%
- 90%	N/A	-84.625%	-89.32%
- 100%	N/A	-94.625%	-99.32%

Monsanto Company

According to publicly available information, Monsanto Company, (the “Company”) is a global provider of agricultural products for farmers. The Company’s business consists of two segments: Seeds and Genomics and Agricultural Productivity. The Seeds and Genomics segment produces the seed brands DEKALB, Asgrow, Seminis and Stoneville and develops biotechnology traits that assist farmers in controlling insects and weeds. The Agricultural Productivity segment manufactures Roundup brand herbicides and other herbicides and provides lawn-and-garden herbicide products for the residential market and animal agricultural products focused on improving dairy cow productivity and swine genetics.

The linked share’s SEC file number is 001-16167.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$9.75	$6.63	$7.65
December 31, 2002	$10.30	$6.85	$9.63
March 31, 2003	$9.94	$6.78	$8.20
June 30, 2003	$11.30	$7.85	$10.82
September 30, 2003	$13.25	$10.43	$11.97
December 31, 2003	$14.45	$11.54	$14.39
March 31, 2004	$18.38	$14.04	$18.34
June 30, 2004	$19.25	$15.68	$19.25
September 30, 2004	$19.00	$17.08	$18.21
December 31, 2004	$28.22	$17.70	$27.78
March 31, 2005	$32.50	$25.05	$32.25
June 30, 2005	$34.40	$27.83	$31.44
September 30, 2005	$34.58	$27.80	$31.38
December 30, 2005	$39.93	$28.19	$38.77
March 31, 2006	$44.18	$39.12	$42.38
June 30, 2006	$44.88	$37.92	$42.10
September 29, 2006	$48.45	$40.93	$47.01
December 29, 2006	$53.49	$42.75	$52.53
March 30, 2007	$57.08	$49.10	$54.96
June 29, 2007	$68.81	$54.34	$67.54
September 28, 2007	$86.89	$58.50	$85.74
December 31, 2007	$116.24	$82.51	$111.69
March 31, 2008	$129.28	$90.86	$111.50
June 30, 2008	$145.17	$104.60	$126.44
September 25, 2008	$112.32	$107.90	$109.24

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MON

Initial price: $109.24

Protection level: 70.00%

Protection price: $76.47

Physical delivery amount: 9 ($1,000/Initial price)

Fractional shares: 0.154156

Coupon: 14.25% per annum

Maturity: March 30, 2009

Dividend yield: 0.70% per annum

Coupon amount per monthly: $11.88

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.125%		100.35%
+ 90%	7.125%		90.35%
+ 80%	7.125%		80.35%
+ 70%	7.125%		70.35%
+ 60%	7.125%		60.35%
+ 50%	7.125%		50.35%
+ 40%	7.125%		40.35%
+ 30%	7.125%		30.35%
+ 20%	7.125%		20.35%
+ 10%	7.125%		10.35%
+ 5%	7.125%		5.35%

0%	7.125%		0.35%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.125%	2.125%	-4.65%
- 10%	7.125%	-2.875%	-9.65%
- 20%	7.125%	-12.875%	-19.65%
- 30%	7.125%	-22.875%	-29.65%
- 40%	N/A	-32.875%	-39.65%
- 50%	N/A	-42.875%	-49.65%
- 60%	N/A	-52.875%	-59.65%
- 70%	N/A	-62.875%	-69.65%
- 80%	N/A	-72.875%	-79.65%
- 90%	N/A	-82.875%	-89.65%
- 100%	N/A	-92.875%	-99.65%

Merck & Co., Inc.

According to publicly available information, Merck & Co., Inc. (the “Company”) is a global research-driven pharmaceutical company that discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health. The Company’s operations are principally managed on a products basis and are comprised of two reportable segments: the Pharmaceutical segment and the Vaccines segment. The Pharmaceutical segment includes human health pharmaceutical products marketed either directly or through joint ventures. These products consist of therapeutic and preventive agents, sold by prescription, for the treatment of human disorders. The Company sells these human health pharmaceutical products primarily to drug wholesalers and retailers, hospitals, government agencies and managed health care providers such as health maintenance organizations, pharmacy benefit managers and other institutions. The Vaccines segment includes human health vaccine products marketed either directly or through a joint venture. These products consist of preventative pediatric, adolescent and adult vaccines, primarily administered at physician offices. The Company sells these human health vaccines primarily to physicians, wholesalers, physician distributors and government entities.

The linked share’s SEC file number is: 1-3305.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$51.11	$36.49	$43.26
December 31, 2002	$57.24	$41.03	$53.58
March 31, 2003	$57.01	$47.23	$51.85
June 30, 2003	$60.10	$51.20	$57.31
September 30, 2003	$59.33	$49.48	$50.62
December 31, 2003	$51.50	$40.59	$46.20
March 31, 2004	$49.33	$42.85	$44.19
June 30, 2004	$48.78	$44.28	$47.50
September 30, 2004	$47.73	$32.65	$33.00
December 31, 2004	$34.24	$25.60	$32.14
March 31, 2005	$32.61	$27.50	$32.37
June 30, 2005	$35.36	$30.40	$30.80
September 30, 2005	$32.34	$26.97	$27.21
December 30, 2005	$32.51	$25.50	$31.81
March 31, 2006	$36.65	$31.82	$35.23
June 30, 2006	$36.84	$32.75	$36.43
September 29, 2006	$42.50	$35.30	$41.90
December 29, 2006	$46.33	$41.24	$43.60
March 30, 2007	$46.55	$42.35	$44.17
June 29, 2007	$55.14	$44.52	$49.80
September 28, 2007	$53.73	$48.11	$51.69
December 31, 2007	$61.62	$51.44	$58.11
March 31, 2008	$61.18	$36.84	$37.95
June 30, 2008	$42.24	$34.49	$37.69
September 25, 2008	$32.62	$31.66	$32.37

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MRK

Initial price: $32.37

Protection level: 80.00%

Protection price: $25.90

Physical delivery amount: 30 ($1,000/Initial price)

Fractional shares: 0.892802

Coupon: 8.75% per annum

Maturity: March 30, 2009

Dividend yield: 4.70% per annum

Coupon amount per monthly: $7.29

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.375%		102.35%
+ 90%	4.375%		92.35%
+ 80%	4.375%		82.35%
+ 70%	4.375%		72.35%
+ 60%	4.375%		62.35%
+ 50%	4.375%		52.35%
+ 40%	4.375%		42.35%
+ 30%	4.375%		32.35%
+ 20%	4.375%		22.35%
+ 10%	4.375%		12.35%
+ 5%	4.375%		7.35%

0%	4.375%		2.35%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.375%	-0.625%	-2.65%
- 10%	4.375%	-5.625%	-7.65%
- 20%	4.375%	-15.625%	-17.65%
- 30%	N/A	-25.625%	-27.65%
- 40%	N/A	-35.625%	-37.65%
- 50%	N/A	-45.625%	-47.65%
- 60%	N/A	-55.625%	-57.65%
- 70%	N/A	-65.625%	-67.65%
- 80%	N/A	-75.625%	-77.65%
- 90%	N/A	-85.625%	-87.65%
- 100%	N/A	-95.625%	-97.65%

Mylan Laboratories Inc.

According to publicly available information, Mylan Laboratories Inc. (the “Company”) develops, licenses, manufactures, markets and distributes generic, brand and branded generic pharmaceutical products and active pharmaceutical ingredients.

The Company obtains new generic products primarily through internal product development. Additionally, the Company licenses or co-develops products through arrangements with other companies. New generic product approvals are obtained from the FDA through the ANDA process, which requires the Company to demonstrate bioequivalence to a reference brand product. Generic products are generally introduced to the marketplace at the expiration of patent protection for the brand product or at the end of a period of non-patent market exclusivity.

The Company was incorporated in Pennsylvania in 1970.

The linked share’s SEC file number is 001-09114.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$15.20	$11.60	$14.55
December 31, 2002	$15.56	$12.79	$15.51
March 31, 2003	$19.74	$15.56	$19.17
June 30, 2003	$23.82	$17.07	$23.18
September 30, 2003	$27.09	$20.62	$25.77
December 31, 2003	$28.75	$20.53	$25.26
March 31, 2004	$26.00	$21.95	$22.73
June 30, 2004	$24.95	$20.00	$20.25
September 30, 2004	$20.65	$14.24	$18.00
December 31, 2004	$20.00	$16.25	$17.68
March 31, 2005	$18.19	$15.50	$17.72
June 30, 2005	$20.00	$15.21	$19.24
September 30, 2005	$20.00	$17.19	$19.26
December 30, 2005	$21.69	$18.29	$19.96
March 31, 2006	$25.00	$19.05	$23.40
June 30, 2006	$23.73	$19.72	$20.00
September 29, 2006	$23.48	$18.65	$20.13
December 29, 2006	$22.10	$19.72	$19.96
March 30, 2007	$22.75	$19.18	$21.14
June 29, 2007	$22.90	$17.95	$18.19
September 28, 2007	$18.34	$13.88	$15.96
December 31, 2007	$17.30	$12.93	$14.06
March 31, 2008	$15.49	$10.04	$11.60
June 30, 2008	$13.53	$10.90	$12.07
September 25, 2008	$12.17	$11.91	$11.99

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MYL

Initial price: $11.99

Protection level: 65.00%

Protection price: $7.79

Physical delivery amount: 83 ($1,000/Initial price)

Fractional shares: 0.402836

Coupon: 14.75% per annum

Maturity: March 30, 2009

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.29

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.375%		100.00%
+ 90%	7.375%		90.00%
+ 80%	7.375%		80.00%
+ 70%	7.375%		70.00%
+ 60%	7.375%		60.00%
+ 50%	7.375%		50.00%
+ 40%	7.375%		40.00%
+ 30%	7.375%		30.00%
+ 20%	7.375%		20.00%
+ 10%	7.375%		10.00%
+ 5%	7.375%		5.00%

0%	7.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.375%	2.375%	-5.00%
- 10%	7.375%	-2.625%	-10.00%
- 20%	7.375%	-12.625%	-20.00%
- 30%	7.375%	-22.625%	-30.00%
- 40%	N/A	-32.625%	-40.00%
- 50%	N/A	-42.625%	-50.00%
- 60%	N/A	-52.625%	-60.00%
- 70%	N/A	-62.625%	-70.00%
- 80%	N/A	-72.625%	-80.00%
- 90%	N/A	-82.625%	-90.00%
- 100%	N/A	-92.625%	-100.00%

Noble Corporation

According to publicly available information, Noble Corporation (the “Company”) is a provider of diversified services for the oil and gas industry. The Company performs contract drilling services with a fleet of 62 mobile offshore drilling units located in key markets worldwide. This fleet consists of 13 semisubmersibles, three dynamically positioned drillships, 44 jackups and three submersibles. The fleet count includes three new F&G JU-2000E premium jackups and the three semisubmersibles under construction and the Noble Bingo 9000 Rig 4. Approximately 86 percent of the fleet is currently deployed in international markets, principally including the Middle East, India, Mexico, the North Sea, Brazil, and West Africa.

The Company is a Cayman Islands exempted company limited by shares and became the successor to Noble Drilling Corporation, a Delaware corporation that was organized in 1939, as part of the internal corporate restructuring of Noble Drilling and its subsidiaries effective April 30, 2002.

The linked share’s SEC file number is 001-31306.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$19.50	$13.50	$15.50
December 31, 2002	$18.94	$14.65	$17.58
March 31, 2003	$19.20	$15.59	$15.71
June 30, 2003	$18.90	$15.23	$17.15
September 30, 2003	$18.31	$15.98	$17.00
December 31, 2003	$18.73	$16.38	$17.89
March 31, 2004	$21.45	$17.50	$19.21
June 30, 2004	$19.85	$16.77	$18.95
September 30, 2004	$23.24	$17.66	$22.48
December 31, 2004	$25.27	$21.39	$24.87
March 31, 2005	$29.55	$23.52	$28.11
June 30, 2005	$32.30	$24.41	$30.76
September 30, 2005	$36.36	$29.93	$34.23
December 30, 2005	$37.82	$28.57	$35.27
March 31, 2006	$42.48	$34.53	$40.55
June 30, 2006	$43.08	$31.24	$37.21
September 29, 2006	$38.63	$30.46	$32.09
December 29, 2006	$41.16	$29.26	$38.08
March 30, 2007	$40.78	$33.81	$39.34
June 29, 2007	$49.41	$39.20	$48.76
September 28, 2007	$54.29	$43.48	$49.05
December 31, 2007	$57.63	$46.21	$56.51
March 31, 2008	$58.09	$40.41	$49.67
June 30, 2008	$68.77	$48.50	$64.96
September 25, 2008	$49.86	$48.59	$49.11

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NE

Initial price: $49.11

Protection level: 70.00%

Protection price: $34.38

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.362452

Coupon: 11.75% per annum

Maturity: March 30, 2009

Dividend yield: 1.85% per annum

Coupon amount per monthly: $9.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.875%		100.93%
+ 90%	5.875%		90.93%
+ 80%	5.875%		80.93%
+ 70%	5.875%		70.93%
+ 60%	5.875%		60.93%
+ 50%	5.875%		50.93%
+ 40%	5.875%		40.93%
+ 30%	5.875%		30.93%
+ 20%	5.875%		20.93%
+ 10%	5.875%		10.93%
+ 5%	5.875%		5.93%

0%	5.875%		0.93%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-4.07%
- 10%	5.875%	-4.125%	-9.07%
- 20%	5.875%	-14.125%	-19.07%
- 30%	5.875%	-24.125%	-29.07%
- 40%	N/A	-34.125%	-39.07%
- 50%	N/A	-44.125%	-49.07%
- 60%	N/A	-54.125%	-59.07%
- 70%	N/A	-64.125%	-69.07%
- 80%	N/A	-74.125%	-79.07%
- 90%	N/A	-84.125%	-89.07%
- 100%	N/A	-94.125%	-99.07%

Nucor Corporation

According to publicly available information, Nucor Corporation (the “Company”) was incorporated in Delaware in 1958. The business of the Company is the manufacture and sale of steel and steel products, which accounted for the majority of the sales and the majority of the earnings in 2007, 2006 and 2005. The Company reports its results in two segments: steel mills and steel products. Principal products from the steel mills segment are hot-rolled steel (angles, rounds, flats, channels, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate) and cold-rolled steel. Principal products from the steel products segment are steel joists and joist girders, steel deck, fabricated concrete reinforcing steel, cold finished steel, steel fasteners, light gauge steel framing, steel grating and expanded metal, and wire and wire mesh. Hot-rolled steel is manufactured principally from scrap.

The linked share’s SEC file number is 1-4119.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$16.33	$9.28	$9.48
December 31, 2002	$12.84	$9.00	$10.33
March 31, 2003	$11.26	$8.76	$9.54
June 30, 2003	$13.13	$9.38	$12.21
September 30, 2003	$13.14	$11.30	$11.47
December 31, 2003	$14.70	$11.46	$14.00
March 31, 2004	$16.65	$13.05	$15.37
June 30, 2004	$19.49	$14.09	$19.19
September 30, 2004	$22.95	$18.14	$22.84
December 31, 2004	$27.70	$18.86	$26.17
March 31, 2005	$32.72	$23.53	$28.78
June 30, 2005	$29.68	$22.78	$22.81
September 30, 2005	$30.58	$22.87	$29.50
December 30, 2005	$35.09	$25.92	$33.36
March 31, 2006	$54.20	$33.65	$52.40
June 30, 2006	$60.25	$44.80	$54.25
September 29, 2006	$55.94	$45.12	$49.49
December 29, 2006	$67.52	$47.50	$54.66
March 30, 2007	$66.99	$53.20	$65.13
June 29, 2007	$69.93	$56.07	$58.65
September 28, 2007	$64.74	$41.62	$59.47
December 31, 2007	$64.97	$50.11	$59.22
March 31, 2008	$75.67	$47.72	$67.74
June 30, 2008	$83.56	$65.89	$74.67
September 25, 2008	$47.00	$44.56	$46.01

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NUE

Initial price: $46.01

Protection level: 65.00%

Protection price: $29.91

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.734406

Coupon: 12.75% per annum

Maturity: March 30, 2009

Dividend yield: 4.72% per annum

Coupon amount per monthly: $10.63

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.375%		102.36%
+ 90%	6.375%		92.36%
+ 80%	6.375%		82.36%
+ 70%	6.375%		72.36%
+ 60%	6.375%		62.36%
+ 50%	6.375%		52.36%
+ 40%	6.375%		42.36%
+ 30%	6.375%		32.36%
+ 20%	6.375%		22.36%
+ 10%	6.375%		12.36%
+ 5%	6.375%		7.36%

0%	6.375%		2.36%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.375%	1.375%	-2.64%
- 10%	6.375%	-3.625%	-7.64%
- 20%	6.375%	-13.625%	-17.64%
- 30%	6.375%	-23.625%	-27.64%
- 40%	N/A	-33.625%	-37.64%
- 50%	N/A	-43.625%	-47.64%
- 60%	N/A	-53.625%	-57.64%
- 70%	N/A	-63.625%	-67.64%
- 80%	N/A	-73.625%	-77.64%
- 90%	N/A	-83.625%	-87.64%
- 100%	N/A	-93.625%	-97.64%

Southern Copper Corporation

According to publicly available information, Southern Copper Corporation (the “Company”) is an integrated producer of copper, molybdenum, zinc and silver. All of its mining, smelting and refining facilities are located in Peru and in Mexico and the Company conducts exploration activities in those countries and Chile. The Company was incorporated in Delaware in 1952 and has conducted copper mining operations since 1960. Since 1996, its common stock has been listed on both the New York Stock Exchange and the Lima Stock Exchange.

The linked share’s SEC file number is 001-14066.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$2.54	$2.13	$2.29
December 31, 2002	$2.47	$2.17	$2.40
March 31, 2003	$2.77	$2.42	$2.43
June 30, 2003	$2.85	$2.39	$2.55
September 30, 2003	$3.98	$2.57	$3.69
December 31, 2003	$8.27	$3.63	$7.86
March 31, 2004	$8.61	$5.91	$6.74
June 30, 2004	$7.02	$4.35	$6.89
September 30, 2004	$8.75	$5.99	$8.61
December 31, 2004	$9.30	$6.93	$7.87
March 31, 2005	$11.08	$7.08	$9.24
June 30, 2005	$10.08	$6.90	$7.14
September 30, 2005	$9.45	$7.01	$9.33
December 30, 2005	$11.85	$8.27	$11.16
March 31, 2006	$15.27	$11.05	$14.08
June 30, 2006	$18.32	$11.61	$14.86
September 29, 2006	$16.56	$13.83	$15.42
December 29, 2006	$19.46	$14.36	$17.96
March 30, 2007	$25.50	$16.42	$23.89
June 29, 2007	$32.21	$23.92	$31.42
September 28, 2007	$42.24	$25.08	$41.28
December 31, 2007	$47.75	$32.33	$35.04
March 31, 2008	$39.90	$24.50	$34.61
June 30, 2008	$41.92	$33.37	$35.54
September 25, 2008	$23.33	$22.40	$22.77

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PCU

Initial price: $22.77

Protection level: 65.00%

Protection price: $14.80

Physical delivery amount: 43 ($1,000/Initial price)

Fractional shares: 0.917435

Coupon: 15.75% per annum

Maturity: March 30, 2009

Dividend yield: 9.97% per annum

Coupon amount per monthly: $13.13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.875%		104.99%
+ 90%	7.875%		94.99%
+ 80%	7.875%		84.99%
+ 70%	7.875%		74.99%
+ 60%	7.875%		64.99%
+ 50%	7.875%		54.99%
+ 40%	7.875%		44.99%
+ 30%	7.875%		34.99%
+ 20%	7.875%		24.99%
+ 10%	7.875%		14.99%
+ 5%	7.875%		9.99%

0%	7.875%		4.99%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.875%	2.875%	-0.01%
- 10%	7.875%	-2.125%	-5.01%
- 20%	7.875%	-12.125%	-15.01%
- 30%	7.875%	-22.125%	-25.01%
- 40%	N/A	-32.125%	-35.01%
- 50%	N/A	-42.125%	-45.01%
- 60%	N/A	-52.125%	-55.01%
- 70%	N/A	-62.125%	-65.01%
- 80%	N/A	-72.125%	-75.01%
- 90%	N/A	-82.125%	-85.01%
- 100%	N/A	-92.125%	-95.01%

Schering-Plough Corporation

According to publicly available information, Schering-Plough Corporation (the “Company”) is a science-centered global health care company. The Company applies its research-and-development platform to human prescription, animal health and consumer products. The Company has three reportable segments: Human Prescription Pharmaceuticals, Animal Health and Consumer Health Care. Human Prescription Pharmaceuticals segment discovers, develops, manufactures and markets human pharmaceutical products. The Animal Health segment discovers, develops, manufactures and markets animal health products including vaccines. The Consumer Health Care segment develops, manufactures and markets OTC, foot care and sun care products. The Company’s is based in Kenilworth, N.J., and its Web site is www.schering-plough.com.

The linked share’s SEC file number is 001-06571.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$25.50	$20.06	$21.32
December 31, 2002	$23.53	$16.30	$22.20
March 31, 2003	$23.75	$15.22	$17.83
June 30, 2003	$20.91	$16.55	$18.60
September 30, 2003	$19.50	$14.25	$15.24
December 31, 2003	$17.39	$14.35	$17.39
March 31, 2004	$19.04	$15.86	$16.22
June 30, 2004	$18.90	$15.95	$18.48
September 30, 2004	$20.10	$17.51	$19.06
December 31, 2004	$21.37	$16.56	$20.88
March 31, 2005	$21.59	$17.67	$18.15
June 30, 2005	$21.24	$17.80	$19.06
September 30, 2005	$22.53	$18.40	$21.05
December 30, 2005	$21.90	$18.87	$20.85
March 31, 2006	$21.15	$17.88	$18.99
June 30, 2006	$20.10	$18.19	$19.03
September 29, 2006	$22.12	$18.45	$22.09
December 29, 2006	$24.07	$21.15	$23.64
March 30, 2007	$25.59	$22.36	$25.51
June 29, 2007	$33.81	$25.17	$30.44
September 28, 2007	$32.97	$27.05	$31.63
December 31, 2007	$33.40	$25.90	$26.64
March 31, 2008	$27.81	$14.05	$14.41
June 30, 2008	$20.87	$13.83	$19.69
September 25, 2008	$18.85	$18.30	$18.49

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SGP

Initial price: $18.49

Protection level: 75.00%

Protection price: $13.87

Physical delivery amount: 54 ($1,000/Initial price)

Fractional shares: 0.083288

Coupon: 11.75% per annum

Maturity: March 30, 2009

Dividend yield: 1.41% per annum

Coupon amount per monthly: $9.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.875%		100.71%
+ 90%	5.875%		90.71%
+ 80%	5.875%		80.71%
+ 70%	5.875%		70.71%
+ 60%	5.875%		60.71%
+ 50%	5.875%		50.71%
+ 40%	5.875%		40.71%
+ 30%	5.875%		30.71%
+ 20%	5.875%		20.71%
+ 10%	5.875%		10.71%
+ 5%	5.875%		5.71%

0%	5.875%		0.71%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-4.29%
- 10%	5.875%	-4.125%	-9.29%
- 20%	5.875%	-14.125%	-19.29%
- 30%	N/A	-24.125%	-29.29%
- 40%	N/A	-34.125%	-39.29%
- 50%	N/A	-44.125%	-49.29%
- 60%	N/A	-54.125%	-59.29%
- 70%	N/A	-64.125%	-69.29%
- 80%	N/A	-74.125%	-79.29%
- 90%	N/A	-84.125%	-89.29%
- 100%	N/A	-94.125%	-99.29%

Sunoco, Inc.

According to publicly available information, Sunoco, Inc. (the “Company”) through its subsidiaries is principally a petroleum refiner and marketer and chemicals manufacturer with interests in logistics and cokemaking. The Company’s petroleum refining and marketing operations include the manufacturing and marketing of a full range of petroleum products, including fuels, lubricants and some petrochemicals. The Company’s chemical operations comprise the manufacturing, distribution and marketing of commodity and intermediate petrochemicals. The petroleum refining and marketing, chemicals and logistics operations are conducted principally in the eastern half of the United States. The Company’s cokemaking operations currently are conducted in Virginia, Indiana and Ohio.

The Company’s operations are organized into five business segments (Refining and Supply, Retail Marketing, Chemicals, Logistics and Coke) plus a holding company and a professional services group. The Company is a holding company and is a non-operating parent company which includes certain corporate officers. The professional services group consists of a number of staff functions, including: finance; legal and risk management; materials management; human resources; information systems; health, environment and safety; engineering services; facilities management; transaction processing; and government and public affairs.

The linked share’s SEC file number is: 1-6841.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$18.79	$14.83	$15.08
December 31, 2002	$16.79	$13.52	$16.59
March 31, 2003	$19.01	$14.84	$18.29
June 30, 2003	$19.50	$17.70	$18.87
September 30, 2003	$20.71	$17.97	$20.11
December 31, 2003	$26.30	$20.05	$25.58
March 31, 2004	$32.18	$25.26	$31.19
June 30, 2004	$32.85	$29.13	$31.81
September 30, 2004	$37.19	$29.38	$36.99
December 31, 2004	$42.26	$35.26	$40.86
March 31, 2005	$53.88	$38.10	$51.76
June 30, 2005	$58.59	$46.08	$56.84
September 30, 2005	$81.42	$57.07	$78.20
December 30, 2005	$85.28	$65.09	$78.38
March 31, 2006	$97.22	$71.05	$77.57
June 30, 2006	$88.07	$60.35	$69.29
September 29, 2006	$80.42	$57.62	$62.19
December 29, 2006	$69.42	$57.50	$62.36
March 30, 2007	$71.88	$56.68	$70.44
June 29, 2007	$86.40	$70.03	$79.68
September 28, 2007	$85.00	$60.69	$70.78
December 31, 2007	$78.80	$62.27	$72.44
March 31, 2008	$73.54	$47.93	$52.47
June 30, 2008	$56.88	$36.71	$40.69
September 25, 2008	$40.75	$38.75	$40.63

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SUN

Initial price: $40.63

Protection level: 60.00%

Protection price: $24.38

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.612355

Coupon: 12.85% per annum

Maturity: March 30, 2009

Dividend yield: 2.83% per annum

Coupon amount per monthly: $10.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.425%		101.42%
+ 90%	6.425%		91.42%
+ 80%	6.425%		81.42%
+ 70%	6.425%		71.42%
+ 60%	6.425%		61.42%
+ 50%	6.425%		51.42%
+ 40%	6.425%		41.42%
+ 30%	6.425%		31.42%
+ 20%	6.425%		21.42%
+ 10%	6.425%		11.42%
+ 5%	6.425%		6.42%

0%	6.425%		1.42%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.425%	1.425%	-3.58%
- 10%	6.425%	-3.575%	-8.58%
- 20%	6.425%	-13.575%	-18.58%
- 30%	6.425%	-23.575%	-28.58%
- 40%	6.425%	-33.575%	-38.58%
- 50%	N/A	-43.575%	-48.58%
- 60%	N/A	-53.575%	-58.58%
- 70%	N/A	-63.575%	-68.58%
- 80%	N/A	-73.575%	-78.58%
- 90%	N/A	-83.575%	-88.58%
- 100%	N/A	-93.575%	-98.58%

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 17 refineries located in the United States, Canada, and Aruba that produce conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products as well as a slate of premium products including RBOB1, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of about 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba.

The linked share’s SEC file number is 1-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$9.55	$6.53	$6.62
December 31, 2002	$9.63	$5.79	$9.24
March 31, 2003	$10.59	$8.05	$10.35
June 30, 2003	$10.54	$8.79	$9.08
September 30, 2003	$10.03	$8.80	$9.57
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
June 29, 2007	$77.89	$63.53	$73.86
September 28, 2007	$78.68	$60.00	$67.18
December 31, 2007	$75.75	$60.80	$70.03
March 31, 2008	$71.10	$45.03	$49.11
June 30, 2008	$55.00	$39.20	$41.18
September 25, 2008	$36.15	$33.75	$35.71

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $35.71

Protection level: 70.00%

Protection price: $25.00

Physical delivery amount: 28 ($1,000/Initial price)

Fractional shares: 0.003360

Coupon: 20.00% per annum

Maturity: March 30, 2009

Dividend yield: 1.51% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.76%
+ 90%	10.00%		90.76%
+ 80%	10.00%		80.76%
+ 70%	10.00%		70.76%
+ 60%	10.00%		60.76%
+ 50%	10.00%		50.76%
+ 40%	10.00%		40.76%
+ 30%	10.00%		30.76%
+ 20%	10.00%		20.76%
+ 10%	10.00%		10.76%
+ 5%	10.00%		5.76%

0%	10.00%		0.76%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.24%
- 10%	10.00%	0.00%	-9.24%
- 20%	10.00%	-10.00%	-19.24%
- 30%	10.00%	-20.00%	-29.24%
- 40%	N/A	-30.00%	-39.24%
- 50%	N/A	-40.00%	-49.24%
- 60%	N/A	-50.00%	-59.24%
- 70%	N/A	-60.00%	-69.24%
- 80%	N/A	-70.00%	-79.24%
- 90%	N/A	-80.00%	-89.24%
- 100%	N/A	-90.00%	-99.24%

XTO Energy Inc.

According to publicly available information, XTO Energy Inc. (the “Company”), and its subsidiaries are engaged in the acquisition, development, exploitation and exploration of producing oil and gas properties, and in the production, processing, marketing and transportation of oil and natural gas. The Company was formerly known as Cross Timbers Oil Company and changed its name to XTO Energy Inc. in June 2001.

The Company’s estimated proved reserves at December 31, 2007 were 9.44 trillion cubic feet of natural gas, 67 million barrels of natural gas liquids and 241 million barrels of oil, based on December 31, 2007 prices of $6.39 per thousand cubic feet for gas, $60.24 per barrel for natural gas liquids and $91.19 per barrel for oil.

The linked share’s SEC file number is 1-10662.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$7.27	$5.31	$7.13
December 31, 2002	$9.13	$6.96	$8.55
March 31, 2003	$9.17	$7.85	$8.77
June 30, 2003	$10.38	$8.40	$9.28
September 30, 2003	$9.89	$8.57	$9.69
December 31, 2003	$13.52	$9.66	$13.06
March 31, 2004	$15.00	$11.81	$14.56
June 30, 2004	$17.59	$14.09	$17.19
September 30, 2004	$19.09	$14.65	$18.74
December 31, 2004	$21.28	$17.25	$20.41
March 31, 2005	$26.97	$18.36	$25.26
June 30, 2005	$28.07	$20.00	$26.14
September 30, 2005	$35.62	$26.45	$34.86
December 30, 2005	$36.60	$29.34	$33.80
March 31, 2006	$38.47	$30.24	$33.51
June 30, 2006	$37.10	$29.21	$35.42
September 29, 2006	$39.38	$30.99	$33.70
December 29, 2006	$40.99	$30.93	$37.64
March 30, 2007	$44.62	$35.10	$43.85
June 29, 2007	$51.19	$43.29	$48.08
September 28, 2007	$51.42	$40.40	$49.47
December 31, 2007	$53.99	$47.62	$51.36
March 31, 2008	$64.00	$45.57	$61.86
June 30, 2008	$73.74	$59.52	$68.51
September 25, 2008	$52.32	$49.70	$51.72

*	High, low and closing prices are for the period starting July 1, 2008 and ending September 25, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: XTO

Initial price: $51.72

Protection level: 70.00%

Protection price: $36.20

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.334880

Coupon: 13.00% per annum

Maturity: March 30, 2009

Dividend yield: 0.88% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.44%
+ 90%	6.50%		90.44%
+ 80%	6.50%		80.44%
+ 70%	6.50%		70.44%
+ 60%	6.50%		60.44%
+ 50%	6.50%		50.44%
+ 40%	6.50%		40.44%
+ 30%	6.50%		30.44%
+ 20%	6.50%		20.44%
+ 10%	6.50%		10.44%
+ 5%	6.50%		5.44%

0%	6.50%		0.44%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-4.56%
- 10%	6.50%	-3.50%	-9.56%
- 20%	6.50%	-13.50%	-19.56%
- 30%	6.50%	-23.50%	-29.56%
- 40%	N/A	-33.50%	-39.56%
- 50%	N/A	-43.50%	-49.56%
- 60%	N/A	-53.50%	-59.56%
- 70%	N/A	-63.50%	-69.56%
- 80%	N/A	-73.50%	-79.56%
- 90%	N/A	-83.50%	-89.56%
- 100%	N/A	-93.50%	-99.56%